                                                  Draft Dated December 31, 1997

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                                 GUARANTY AGREEMENT
                           Dated as of December 15, 1997
                                       Among

                                  MAIL-WELL, INC.
                             GRAPHIC ARTS CENTER, INC.
                               GRIFFIN ENVELOPE INC.
                                MAIL-WELL WEST, INC.
                            MURRAY ENVELOPE CORPORATION
                     SHEPARD POORMAN COMMUNICATIONS CORPORATION
                                WISCO ENVELOPE CORP.
                                  WISCO II, L.L.C.
                                 WISCO III, L.L.C.

                                                                     Guarantors

                              MAIL-WELL I CORPORATION

                                                                      Lessee

                            KEYBANK NATIONAL ASSOCIATION
                             KEY CORPORATE CAPITAL INC.

                                                   Trust Certificate Purchasers


                                        AND

                           KEYBANK NATIONAL ASSOCIATION,
             individually and as trustee under a Lessor Trust Agreement dated as of December 15, 1997, as Lessor Trustee,

                                   in respect of

                              MAIL-WELL I CORPORATION
                                  Equipment Lease
                           Dated as of December 15, 1997

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

                                 TABLE OF CONTENTS

SECTION                              HEADING                              PAGE
SECTION 1.     GUARANTEE..................................................  2

SECTION 2.     GENERAL PROVISIONS RELATING TO THE GUARANTEE...............  2

SECTION 3.     SUBROGATION................................................  5

SECTION 4.     AFFIRMATIVE COVENANTS OF GUARANTY PARTIES..................  6

  Section 4.1.   Maintenance of Ownership of Lessee.......................  6
  Section 4.2.   Financial Statements.....................................  6
  Section 4.3.   Certificates; Other Information..........................  7
  Section 4.4.   Notices..................................................  7
  Section 4.5.   Preservation of Corporate and Partnership Existence, Etc.  9
  Section 4.6.   Maintenance of Property..................................  9
  Section 4.7.   Insurance................................................  9
  Section 4.8.   Payment of Obligations...................................  9
  Section 4.9.   Compliance with Laws..................................... 10
  Section 4.10.  Inspection of Property and Books and Records............. 10
  Section 4.11.  Environmental Laws....................................... 10
  Section 4.12.  Additional Guarantors.................................... 10
  Section 4.13.  Credit Facility Documents................................ 11

SECTION 5.     NEGATIVE COVENANTS OF THE GUARANTY PARTIES................. 11

  Section 5.1.   Limitation on Liens...................................... 11
  Section 5.2.   Disposition of Assets.................................... 13
  Section 5.3.   Consolidations and Mergers............................... 13
  Section 5.4.   Loans and Investments.................................... 14
  Section 5.5.   Limitation on Indebtedness............................... 15
  Section 5.6.   Transactions with Affiliates............................. 16
  Section 5.7.   Use of Proceeds.......................................... 16
  Section 5.8.   Contingent Obligations................................... 16
  Section 5.9.   Restricted Payments...................................... 17
  Section 5.10.  ERISA.................................................... 17
  Section 5.11.  Change in Business....................................... 18
  Section 5.12.  Change in Fiscal Year.................................... 18
  Section 5.13.  Minimum Consolidated Net Worth........................... 18
  Section 5.14.  Maximum Leverage Ratio................................... 18
  Section 5.15.  Minimum Interest Coverage Ratio.......................... 18
  Section 5.16.  Limitation on Modifications of Senior Subordinated Notes. 19
  Section 5.17.  Limitation on Certain Restrictions on Subsidiaries....... 19

                                      -i-

SECTION 6.     DEFINITIONS................................................ 19

  Section 6.1.   Definitions.............................................. 19
  Section 6.2.   Interpretation........................................... 26
  Section 6.3.   Accounting Principles.................................... 26

SECTION 7.     REPRESENTATIONS AND WARRANTIES OF GUARANTORS............... 26

SECTION 8.     MISCELLANEOUS.............................................. 28

  Section 8.1.   Actions and Proceedings.................................. 28
  Section 8.2.   Binding Effect........................................... 29
  Section 8.3.   Waivers; Cumulative Effect............................... 29
  Section 8.4.   Amendments; Waivers...................................... 29
  Section 8.5.   Section Headings......................................... 29
  Section 8.6.   Severability............................................. 29
  Section 8.7.   Survival of Representations and Warranties............... 29
  Section 8.8.   Notices.................................................. 30
  Section 8.9.   Counterparts............................................. 30
  Section 8.10.  Further Assurances....................................... 30
  Section 8.11.  Governing Law............................................ 30

Signatures................................................................ 31



ATTACHMENTS TO GUARANTY AGREEMENT:

Schedule 5.1(a) -- Existing Liens
Schedule 5.5(b) -- Existing Indebtedness

EXHIBIT A -- Form of Acknowledgment to Guaranty Agreement

                             GUARANTY AGREEMENT

     Guaranty Agreement dated as of December 15, 1997 among MAIL-WELL, INC., a Colorado corporation (together with any permitted assigns and any corporation which succeeds thereto by merger or consolidation or which acquires all or substantially all of the assets thereof, "MAIL-WELL"), GRAPHIC ARTS CENTER, INC., a Delaware corporation, GRIFFIN ENVELOPE INC., a Washington corporation, MAIL-WELL WEST, INC., a Delaware corporation, MURRAY ENVELOPE CORPORATION, a Mississippi corporation, SHEPARD POORMAN COMMUNICATIONS CORPORATION, an Indiana corporation, WISCO ENVELOPE CORP., a Tennessee corporation, WISCO II, L.L.C., a Delaware limited liability company, and WISCO III, L.L.C., a Delaware limited liability company
(together with any permitted assigns and any corporation which succeeds thereto by merger or consolidation or which acquires all or substantially all of the assets thereof, the "GUARANTORS"), MAIL-WELL I CORPORATION, a Delaware corporation (together with any permitted assigns and any corporation which succeeds thereto by merger or consolidation or which acquires all or substantially all of the assets thereof, the "LESSEE"), KEYBANK NATIONAL ASSOCIATION, and KEY CORPORATE CAPITAL INC. (the "ORIGINAL TRUST CERTIFICATE PURCHASERS" and, together with the holders from time to time of the Trust Certificates, herein called the "CERTIFICATE HOLDERS"; and KEYBANK NATIONAL ASSOCIATION, a national banking association, in its individual capacity and as trustee (in such capacity, together with its successors in trust thereunder, the "LESSOR TRUSTEE") under the Lessor Trust Agreement dated as of December 15, 1997 between it and the Original Trust Certificate Purchasers.

     WHEREAS, the Lessee, a wholly-owned subsidiary of Mail-Well, has entered into that certain Participation Agreement dated as of December 15, 1997 (said Participation Agreement, as the same may be amended in accordance with its terms from time to time, the "PARTICIPATION AGREEMENT") with the Lessor Trustee and the Original Trust Certificate Purchasers, providing for the synthetic lease financing of certain envelope and commercial printing equipment;

     WHEREAS, the Lessor Trustee, as lessor, and the Lessee, as lessee, have entered into that certain Equipment Lease dated as of December 15, 1997 (said Equipment Lease, as the same may be amended and supplemented in accordance with its terms from time to time, the "LEASE");

     WHEREAS, all capitalized terms used in this Agreement shall have the respective meanings assigned thereto in the Lease, unless otherwise defined herein;

WHEREAS, (a) the Lessee is a Wholly Owned Subsidiary of Mail-Well, (b) Graphic Arts Center, Inc., Griffin Envelope Inc., Mail-Well West, Inc., Shepard Poorman Corporation, Wisco Envelope Corp., Wisco II, L.L.C. and Wisco III, L.L.C. are all direct or indirect Wholly Owned Subsidiaries of the Lessee and (c) the Lessee owns 100% of the Voting Stock of Murray Envelope Corporation, and Mail-Well and such Subsidiaries of the Lessee will benefit from the purchase by the Lessor Trustee of the Equipment and lease by the Lessee of such Equipment pursuant to the Lease Agreement;

MW 1997-1 Trust                                              Guaranty Agreement


     WHEREAS, it is a condition to the transactions contemplated by the Participation Agreement that Guarantors jointly and severally guarantee, among other things, the obligations of the Lessee under the Lessee Agreements in favor of the Lessor Trustee, individually, as lessor under the Lease and for the benefit of the Certificate Holders; and

     WHEREAS, the Guarantors are entering into this Agreement for such purpose and in order to induce each of the parties hereto to enter into and to perform its obligations under the Participation Agreement and to enter into and perform its obligations under the other Operative Agreements, if any, to which it is a party;

     NOW, THEREFORE, each of the Guarantors, jointly and severally, and the Original Trust Certificate Purchasers and the Lessor Trustee hereby agree as follows:

SECTION 1.  GUARANTEE.

     Each Guarantor, jointly and severally, does hereby unconditionally and irrevocably guarantee, as primary obligor and not merely as surety, the following:

          (i) to the Person entitled to the payment thereof under the terms of the respective Operative Agreements, the full and prompt payment when due of each and every payment due from the Lessee to such Person pursuant to the Operative Agreements, including, but not limited to, amounts due pursuant to Section 18.4 of the Lease, Periodic Rent, Stipulated Loss Value, Lease Balance, Purchase Price and all other amounts of Supplemental Rent payable under the Lease;

         (ii) to the Person entitled thereto under the terms of the respective Operative Agreements, the full and prompt performance and observance by the Lessee of each and all other covenants and agreements not described in clause (i) above required to be performed or observed by the Lessee under the terms of the Operative Agreements; and

        (iii) the payment in Dollars, upon demand by the Lessor Trustee or any Certificate Holder of all costs and expenses (including reasonable attorneys' fees), as shall have been reasonably expended or incurred in the seizure, rental or sale of the Equipment, or any part thereof, as a result of an Event of Default or in the protection or enforcement of any right, privilege or liability of the Lessor Trustee or any Certificate Holder under the Operative Agreements or action in connection therewith.

SECTION 2.     GENERAL PROVISIONS RELATING TO THE GUARANTEE.

     (a) Each and every default in any payment or performance of any obligation of the Lessee under the Operative Agreements shall give rise to a separate claim and cause of action hereunder, and separate claims or suits may be made and brought, as the case may be, hereunder as each such default occurs.

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MW 1997-1 Trust                                              Guaranty Agreement


     (b) This Agreement shall be a continuing, absolute and unconditional guaranty of payment and performance as aforesaid and not of collection and shall remain in full force and effect until each and all of the obligations of the Lessee guaranteed hereunder shall have been fully and satisfactorily discharged in accordance with the terms and provisions of the Operative Agreements, and each Guarantor shall have fully and satisfactorily discharged all of its obligations under this Agreement.

     (c) This Agreement and the liability of each Guarantor hereunder shall remain in full force and effect irrespective of:

          (i) the legality, validity, regularity or enforceability of the Operative Agreements, or any of them, or of any assignment, amendment, modification, or termination of the Operative Agreements, or any of them, or any subleasing or further subleasing of the Equipment, and shall in no way be affected or impaired by (and no notice to any Guarantor shall be required in respect of) any compromise, waiver, settlement, release, renewal, extension, indulgence, amendment, addition, deletion, change in, modification of, or release of any security for, any of the obligations and liabilities of the Lessee under the Operative Agreements, or any of them, or any redelivery, repossession, sale, transfer or other disposition, surrender or destruction of the Equipment, in whole or part; or

         (ii) the transfer, assignment, subletting or mortgaging or the purported transfer, assignment, subletting or mortgaging of all or any part of the interest of the Lessor Trustee, any Certificate Holder or the Lessee in the Equipment; or

        (iii) any failure of title with respect to the Lessor Trustee's, any Certificate Holder's or the Lessee's interest in the Equipment; or

         (iv) any failure, neglect or omission on the part of the Lessor Trustee, any Certificate Holder or any other Person to give any Guarantor notice of the occurrence of any default or event of default by the Lessee under the Operative Agreements, or any of them, or to realize upon any obligations or liabilities of the Lessee, or to provide for any insurance on the Equipment, or to establish or maintain the priority or perfection of any interest in the Equipment or any other Property included in the Lessor Trust Estate; or

          (v) any defect in the compliance with specifications, condition, design, operation or fitness for use of, or any damage to or loss or destruction of, or any interruption or cessation in the use of the Equipment or any portion thereof by the Lessee or any other Person for any reason whatsoever (including, without limitation, any governmental prohibition or restriction, condemnation, requisition, seizure or any other act on the part of any governmental or military authority, or any act of God or of the public enemy) regardless of the duration thereof (even though such duration would otherwise constitute a frustration of the Lease), whether or not without fault on the part of the Lessee, the Lessor Trustee, any Certificate Holder or any other Person; or

MW 1997-1 Trust                                              Guaranty Agreement


         (vi) any merger or consolidation of the Lessee or any Guarantor into or with any other Person or any sale, lease or transfer of any of the assets of the Lessee or any Guarantor to any other Person; or

        (vii) any change in the ownership of any shares of capital stock of any Guarantor or the Lessee; or

       (viii) any other occurrence or circumstance whatsoever, whether similar or dissimilar to the foregoing and any other circumstance that might otherwise constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or that might otherwise limit recourse against any Guarantor.

     (d) The obligation and liability of each Guarantor hereunder shall not be impaired, diminished, abated or otherwise affected (i) by any setoff or counterclaim that the Lessee or such Guarantor or any other Person may have or claim to have, at any time or from time to time, (ii) by any defense that such Guarantor or any other Person may have or claim to have, at any time or from time to time that is not available to the Lessee, PROVIDED that in no event may a Guarantor assert any defense (A) arising from the bankruptcy or insolvency of the Lessee, (B) based on the corporate status of the Lessee,
(C) based on the power, authority and capacity of the Lessee to enter into and perform any of the Operative Agreements to which it is a party, (D) based on the legal, valid and binding nature of the Lessee's obligations under the Operative Agreements to which it is a party, or (E) expressly waived hereunder, or (iii) by the commencement by or against the Lessee or such Guarantor or any other Person of any proceedings under any bankruptcy or insolvency law or laws relating to the relief of debtors, readjustment of indebtedness, reorganizations, arrangements, compositions or extension or other similar laws.

     (e) It is the intent and purpose hereof that no Guarantor shall be entitled to and each Guarantor does hereby waive, to the fullest extent permitted by Applicable Law, any and all defenses available to guarantors, sureties and other secondary parties at law or in equity. Without limiting the generality of the foregoing, each Guarantor hereby waives notice of acceptance of this Agreement and of the nonperformance by the Lessee, diligence, presentment, protest, dishonor, demand for payment from the Lessee or any other Person and notice of nonpayment or failure to perform on the part of the Lessee and all other notices whatsoever. The guarantee hereunder is a guarantee of payment, performance and compliance and not of collectibility. In order to hold any Guarantor liable hereunder, there shall be no obligation on the part of the Lessor Trustee or any Certificate Holder at any time to demand or resort for payment or performance to the Lessee, to any other Guarantor or to any other Person, its properties or assets or to any security, property or other rights or remedies whatsoever, nor shall there be any requirement that the Lessee or any other Person be joined as parties to any proceeding for the enforcement of any provision of this Agreement, and the Lessor Trustee, each Certificate Holder, and each other Person entitled to receive payments or the benefit of performance guaranteed hereunder shall have the right to enforce this Agreement irrespective of whether or not legal proceedings or other enforcement efforts against the Lessee are pending, seeking resort to or realization upon or from any of the foregoing. Without limiting the foregoing, it is understood that repeated

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MW 1997-1 Trust                                              Guaranty Agreement


and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Lessee shall default under the terms of the Operative Agreements, and that, notwithstanding recovery hereunder for or in respect of any such default, this Agreement shall remain in force and effect and shall apply to each and every subsequent default. Each Guarantor further agrees that, without limiting the generality of this Agreement, if any Event of Default shall have occurred and be continuing and the Lessor Trustee (or any assignee thereof) is prevented by Applicable Law from exercising its remedies under Section 16.2 of the Lease, the Lessor Trustee (or any assignee thereof) shall be entitled to receive hereunder from such Guarantor, upon demand therefor, the sums which would have otherwise been due from the Lessee had such remedies been exercised. So long as the Lessee shall not have fully paid, performed or discharged all of its obligations under the Operative Agreements, any claim which any Guarantor shall have against the Lessee or any other Person by reason of any payment to the Lessor Trustee, any Certificate Holder or any other Person pursuant to this Agreement shall not be asserted or enforced or collected as against (or to the detriment of) the Lessee (including without limitation, any liquidator, trustee in bankruptcy, assignee for the benefit of creditors or receiver of property or assets of the Lessee), the Lessor Trustee, any Certificate Holder or such Person in any action, suit or proceeding.

     (f) No act or omission of any kind or at any time on the part of the Lessor Trustee, any Certificate Holder or any other Person in respect of any matter whatsoever including, without limitation, any omission in performance of their respective obligations under the Operative Agreements, shall in any way affect or impair the guarantee hereunder, save for an express written waiver or variation of its terms, which shall be effective only with respect to the Person granting the same and its successors and assigns.

     (g) The guarantee hereunder shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the obligations hereunder or under the Operative Agreements is rescinded or must otherwise be restored or returned by the Lessor Trustee or any Certificate Holder upon the insolvency, bankruptcy or reorganization of the Lessee, or otherwise, all as though such payment had not been made.

     (h) If any Guarantor fails to pay any amount hereunder when due, such Guarantor shall pay interest, on demand, on such amount at the Late Rate, to the Person entitled thereto. Each Guarantor, jointly and severally, further agrees to pay to any party hereto any and all reasonable out-of-pocket costs and expenses, including legal fees, incurred by such party in connection with enforcing its rights under this Agreement.

SECTION 3.  SUBROGATION.

     Each Guarantor hereby acknowledges and agrees that any rights of such Guarantor hereunder, whether by way of subrogation or otherwise, may not be enforced until all amounts due from the Lessee under the Operative Agreements shall have been paid in full to the parties entitled thereto. Each Guarantor agrees (i) not to take any action to hinder or delay the exercise of any right or remedy granted under the Operative Agreements or any Applicable Law to the Lessor Trustee in respect of the Equipment or any other Property

MW 1997-1 Trust                                              Guaranty Agreement

included in the Lessor Trust Estate or the guarantee hereunder or to the Lessor Trustee or any Certificate Holder under the Operative Agreements or the guarantee hereunder, and (ii) not to exercise or pursue any rights, remedies, powers, privileges or benefits of any kind hereunder (whether available to such Guarantor hereunder or at law or in equity) until such time as all obligations owing from the Lessee under the Operative Agreements have been paid in full to the parties entitled thereto.

SECTION 4.  AFFIRMATIVE COVENANTS OF GUARANTY PARTIES.

     Each Guaranty Party hereby covenants and agrees that:

     SECTION 4.1. MAINTENANCE OF OWNERSHIP OF LESSEE. Unless otherwise consented to in writing by the Lessor Trustee, Mail-Well will be and remain, directly or indirectly, the owner of 100% of the shares of each and every issued and outstanding class of voting capital stock of each of the Lessee or any of its successors not prohibited under this Agreement or the Operative Agreements (other than any shares held by Lloyd E. Rhian, Jr. upon conversion pursuant to a Plan of Reorganization and Stock Purchase Agreement dated June 20, 1997 by and among Mail-Well, the Lessee, Murray Envelope Holdings, Inc., Murray Envelope Corporation and the former shareholders of Murray Envelope Corporation of shares he holds of Murray Envelope Corporation, provided that such shares shall not exceed 20% of the shares of each such class of voting capital stock of the Lessee or any such successors, and Mail-Well will keep itself informed with respect to, and apprised of, the operations and financial condition of the Lessee.

     SECTION 4.2. FINANCIAL STATEMENTS. Mail-Well shall deliver to each Certificate Holder, in form and detail satisfactory to such Certificate
Holder:

          (a) as soon as available and in any event within 90 days after the end of each fiscal year of Mail-Well, a copy of the audited consolidated and consolidating balance sheets of Mail-Well and its Subsidiaries as at the end of such year and the related consolidated and consolidating statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of a nationally recognized independent public accounting firm ("INDEPENDENT AUDITOR") which report shall state that such consolidated and consolidating financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years, and together with SEC Form 10Ks for each Subsidiary of Mail-Well required to file such form with the SEC. The Independent Auditor's opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of Mail-Well's or any such Subsidiary's records; and

          (b) as soon as available and in any event within 45 days after the end of each fiscal quarter of Mail-Well, a copy for the immediately preceding fiscal quarter of the unaudited consolidated balance sheets of Mail-Well and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity

MW 1997-1 Trust                                              Guaranty Agreement

     and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of Mail-Well and its Subsidiaries, together with SEC Form 10Qs for each Subsidiary of Mail-Well required to file such form with the SEC.

     SECTION 4.3. CERTIFICATES; OTHER INFORMATION. Mail-Well shall furnish to each Certificate Holder:

          (a) concurrently with the delivery of the financial statements referred to in Sections 4.2(a) and (b), a Compliance Certificate executed by a Responsible Officer of Mail-Well;

          (b) except for SEC Forms 10K and 10Q to be delivered pursuant to Sections 4.2(a) and (b), promptly, and in any event no later than 10 days after the same is made available to Mail-Well's or any of its Subsidiaries' shareholders or is filed with the SEC, copies of all financial statements and reports that Mail-Well or any Subsidiary of Mail-Well sends to its shareholders, and copies of all financial statements and regular, periodical or special reports that Mail-Well or any Subsidiary of Mail-Well may make to, or file with, the SEC;

          (c) upon the request from time to time of the Lessor Trustee, the Swap Termination Values, together with a description of the method by which such values were determined, relating to any then-outstanding Swap Contracts to which Mail-Well or any of its Subsidiaries is party;

          (d) at any time when the Lessee is not subject to Section 13 or 15(d) of the Exchange Act and is not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the request of a Certificate Holder, the Lessee shall promptly furnish or cause to be furnished Rule 144A Information to such Certificate Holder, to a prospective purchaser of such Trust Certificate designated by such Certificate Holder or to the Lessor Trustee for delivery to such Certificate Holder or a prospective purchaser designated by such Certificate Holder, as the case may be, in order to permit compliance by such Certificate Holder with Rule 144A under the Securities Act in connection with the resale of such Trust Certificate by such Certificate Holder; and

          (e) promptly, such additional information regarding the business, operations, assets, properties or financial or corporate affairs of Mail-Well, the Lessee or any Subsidiary or relating to the ability of Mail-Well, the Lessee or any of its Subsidiaries to perform their respective obligations under the Operative Agreements as any Certificate Holder, may from time to time reasonably request.

     SECTION 4.4. NOTICES. The Guaranty Parties shall promptly notify the Lessor Trustee and each Certificate Holder of:

MW 1997-1 Trust                                              Guaranty Agreement

          (a) the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default;

          (b) any matter that has resulted or could reasonably result in a Material Adverse Effect on Mail-Well and its Subsidiaries, including:
     (i) breach or non-performance of, or any default under, a Contractual Obligation of any Guaranty Party or any Subsidiary of a Guaranty Party;
     (ii) any dispute, litigation, investigation, proceeding or suspension between any Guaranty Party or any Subsidiary of a Guaranty Party and any Governmental Authority; (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Guaranty Party or any Subsidiary of a Guaranty Party, including pursuant to any applicable Environmental Laws; or (iv) the imposition of any fine or penalty by any Governmental Authority against or with respect to any facility or plants of any Guaranty Party or any Subsidiary of a Guaranty Party;

          (c) the occurrence of any of the following events affecting any Guaranty Party or any ERISA Affiliate (but in no event more than 10 days after such event), and deliver to the Lessor Trustee and each Certificate Holder a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to any Guaranty Party or any ERISA Affiliate with respect to such event:

               (i)  an ERISA Event;

              (ii) an increase in the Unfunded Pension Liability of any Pension Plan, including as a result of the adoption of any amendment to a Plan subject to Section 412 of the Code, that could reasonably be likely to cause or result in an Event of Default under Section 16.1(k) of the Lease; or

             (iii) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by any Guaranty Party or any ERISA Affiliate other than any such Plan in effect and receiving contributions as of the Closing Date.

          (d) any Acquisition, or incurrence of any Contractual Obligations with respect to any Acquisition, by the Lessee or any Subsidiary of the Lessee, if the aggregate cash and noncash consideration (including assumption of liabilities and including all Contingent Obligations) in connection with such Acquisition is (or could reasonably be expected to become) $10,000,000 or more; and

          (e) any Change in Control or any event or circumstance that is reasonably likely to result in any Change in Control; and

     Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating

MW 1997-1 Trust                                              Guaranty Agreement

what action any Guarantor, the Lessee or any affected Subsidiary of any Guaranty Party proposes to take with respect thereto and at what time. Each notice under Section 4.4(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Operative Agreement that have been (or foreseeably will be) breached or violated.

     SECTION 4.5. PRESERVATION OF CORPORATE AND PARTNERSHIP EXISTENCE, ETC. Each Guaranty Party (other than Mail-Well) shall, and shall cause each of its Subsidiaries to:

          (a)(i) preserve and maintain in full force and effect (A) its corporate or partnership existence, as the case may be, and good standing under the laws of its state or jurisdiction of incorporation or organization, and (B) all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business; and (ii) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; PROVIDED HOWEVER, that the foregoing shall not prevent any transaction permitted by Section 5.2 or 5.3, or the termination of the existence of any Subsidiary of Mail-Well (other than the Lessee) if, in the opinion of the Board of Directors of Mail-Well, such termination is in the best interest of the Lessee and is not otherwise prohibited by this Agreement; and

          (b) preserve or renew and maintain all of its registered patents, trademarks, trade names and service marks and other intellectual property assets, the nonpreservation or nonmaintenance of which could reasonably be expected to have a Material Adverse Effect.

     SECTION 4.6. MAINTENANCE OF PROPERTY. Each Guaranty Party (other than Mail-Well) shall maintain, and shall cause each of its Subsidiaries to maintain and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. Each Guaranty Party (other than Mail-Well) shall use the standard of care typical in the industry in the operation and maintenance of its facilities.

     SECTION 4.7. INSURANCE. Each Guaranty Party shall maintain, and shall cause each of its Subsidiaries to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

     SECTION 4.8. PAYMENT OF OBLIGATIONS. Each Guaranty Party (other than Mail-Well) shall, and shall cause each of its Subsidiaries to, pay and discharge as the same shall become due and payable, all their respective material obligations and liabilities, including:

          (a) all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by

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MW 1997-1 Trust                                              Guaranty Agreement

     appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by such Guaranty Party or such Subsidiary;

          (b) all lawful material claims which, if unpaid, would by law become a Lien upon its property; and

          (c) all Indebtedness, as and when due and payable (but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness), unless contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by such Guaranty Party or such Subsidiary, except to the extent that the nonpayment thereof would not result in or reasonably be expected to result in a Material Adverse Effect.

     SECTION 4.9. COMPLIANCE WITH LAWS. Each of the Guaranty Parties shall comply, and shall cause each of its Subsidiaries to comply, in all respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business or properties (including the Federal Fair Labor Standards Act), unless such noncompliance is being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by such Guaranty Party or such Subsidiary with respect thereto, except to the extent any such noncompliance, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     SECTION 4.10. INSPECTION OF PROPERTY AND BOOKS AND RECORDS. Each of the Guaranty Parties (other than Mail-Well) shall maintain and shall cause each of its Subsidiaries to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP shall be made of all financial transactions and matters involving the assets and business of such Guaranty Party and such Subsidiary. Each of the Guaranty Parties shall permit, and shall cause each of its Subsidiaries to permit, representatives and independent contractors of the Lessor Trustee or any Certificate Holder to visit and to inspect any of their respective properties, to examine their respective corporate, financial and operating records, and to make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to such Guaranty Parties; PROVIDED, HOWEVER, when an Event of Default exists the Lessor Trustee or any Certificate Holder may do any of the foregoing at the expense of such Guaranty Parties at any time during normal business hours and without advance notice.

     SECTION 4.11. ENVIRONMENTAL LAWS. Each Guaranty Party shall, and shall cause each of its Subsidiaries to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws, if any noncompliance, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     SECTION 4.12. ADDITIONAL GUARANTORS. It is contemplated that, pursuant to Section 20.1 of the Lease, each Person which becomes a Material Subsidiary shall promptly enter into this Guaranty Agreement and, to effect the same, shall execute an acknowledgment in the form

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of Annex 1 attached hereto.  Thereupon such Person shall be treated as a
Guarantor for all purposes of this Guaranty Agreement and shall be jointly and severally liable for all Obligations guaranteed pursuant to the terms hereof.

     SECTION 4.13. CREDIT FACILITY DOCUMENTS. The Lessee agrees that, not later than five Business Days following the execution and delivery of the Credit Facility Documents, it shall deliver, or cause to be delivered, to the Lessor Trustee and each Certificate Holder true and correct copies of each of the Credit Facility Documents. If the Lessor Trustee determines that the Credit Facility Documents contain covenants, defaults, remedies or other terms that are more restrictive than the covenants, defaults, remedies and other terms contained in the Operative Agreements, the Guaranty Parties agree that, not later than 30 days following a request of the Lessor Trustee, they shall amend the Operative Agreements so that the covenants, defaults, remedies and other terms contained in the Operative Agreements are no less restrictive than those contained in the Credit Facility Documents.

SECTION 5.  NEGATIVE COVENANTS OF THE GUARANTY PARTIES.

     Each Guarantor Party hereby covenants and agrees that:

     SECTION 5.1. LIMITATION ON LIENS. The Guaranty Parties (other than Mail-Well) shall not, and shall not suffer or permit any of their Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("PERMITTED LIENS"):

          (a) any Lien existing on property of any of such Guaranty Party or any of its respective Subsidiaries on the Closing Date securing Indebtedness outstanding on the Closing Date and disclosed in
     Schedule 5.1(a);

          (b) any Lien created under any Operative Agreement, the Accounts Receivable Securitization Facility Documents and the Equipment Lease Facility Documents;

          (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that nonpayment thereof is permitted by Section 4.8(a), PROVIDED that no notice of lien has been filed or recorded under the Code;

          (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

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          (e)  Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

          (f) Liens on the property of any such Guaranty Party or its Subsidiaries securing (i) the nondelinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations,
     (ii) contingent obligations on surety and appeal bonds, and (iii) other nondelinquent obligations of a like nature; in each case, incurred in the ordinary course of business;

          (g) Liens consisting of judgment or judicial attachment liens, PROVIDED that the enforcement of such Liens is effectively stayed and all such liens in the aggregate at any time outstanding for the Guaranty Parties and their respective Subsidiaries do not exceed $2,500,000;

          (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Guaranty Parties and their respective Subsidiaries;

          (i) Liens on assets acquired after the date of this Agreement as permitted by Section 5.4(e); PROVIDED, HOWEVER, that such Liens existed at the time the respective assets were acquired and were not created in anticipation thereof;

          (j) purchase money security interests on any property acquired or held by any of the Guaranty Parties or their respective Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; PROVIDED that (i) any such Lien attaches to such property concurrently with or within 20 days after the acquisition thereof,
     (ii) such Lien attaches solely to the property so acquired in such transaction, (iii) the principal amount of the Indebtedness secured thereby does not exceed 100% of the cost of such property, and (iv) the principal amount of the Indebtedness secured by any and all such purpose money security interests shall not at any time exceed, together with Indebtedness permitted under Section 5.5(c), $15,000,000;

          (k) Liens securing obligations in respect of Capital Leases on assets subject to such leases, PROVIDED that such Capital Leases are otherwise permitted hereunder;

          (l) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; PROVIDED that (i) such deposit account is not a dedicated cash collateral account and is not

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     subject to restrictions against access by any of the Guaranty Parties in excess of those set forth by regulations promulgated by the FRB, and
     (ii) such deposit account is not intended by any of the Guaranty Parties or any of their respective Subsidiaries to provide collateral to the depository institution; and

          (m)  Liens arising pursuant to Section 412(n) of the Code or
     Section 4069(a) of ERISA if (i) the delinquent payments to which the Lien relates are made within ten (10) days after any Guaranty Party or any Subsidiary of any Guaranty Party learns of the failure to make payment or
     (ii) the obligation to make such payments is being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Guaranty Party in accordance with GAAP.

     SECTION 5.2. DISPOSITION OF ASSETS. The Guaranty Parties (other than Mail-Well) shall not, and shall not suffer or permit any of their Subsidiaries to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

          (a) dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;

          (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

          (c) sales or assignments of undivided percentage interests in certain accounts receivable pursuant to the Accounts Receivable Securitization Documents, so long as the aggregate financing amount payable from such accounts receivable does not exceed $150,000,000; and

          (d) dispositions not otherwise permitted hereunder which are made for fair market value (including sales pursuant to sale-leaseback transactions); PROVIDED that (i) at the time of any disposition, no Default or Event of Default shall exist or shall result from such disposition, (ii) the aggregate sales price from such disposition shall be paid in cash, and (iii) the aggregate value of all assets so sold by the Guaranty Parties and their respective Subsidiaries, together, shall not exceed in any 12-month period ten percent (10%) of Consolidated Total Assets as of the end of the immediately preceding fiscal year of the Lessee.

     SECTION 5.3. CONSOLIDATIONS AND MERGERS. The Guaranty Parties (other than Mail-Well) shall not, and shall not suffer or permit any of their Subsidiaries to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

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          (a)  any Subsidiary of the Lessee may merge with (i) the Lessee,
     PROVIDED that the Lessee shall be the continuing or surviving corporation, or (ii) any one or more Subsidiaries of the Lessee, PROVIDED that if any transaction shall be between a Subsidiary of the Lessee and a Wholly Owned Subsidiary of the Lessee, the Wholly Owned Subsidiary of the Lessee shall be the continuing or surviving corporation; and

          (b) any Subsidiary of the Lessee may merge with any other Person (other than the Lessee or a Wholly Owned Subsidiary of the Lessee), PROVIDED that (i) such Subsidiary shall be the continuing or surviving corporation and (ii) immediately prior to and immediately after giving effect to such transaction, no Default shall have occurred, whether as a result of such consolidation or merger or otherwise; and

          (c) any Subsidiary of the Lessee may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Lessee.

     SECTION 5.4. LOANS AND INVESTMENTS. The Guaranty Parties (other than Mail-Well) shall not purchase or acquire, or suffer or permit any of their Subsidiaries to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, or joint venture with, any Person including any Affiliate of any of the Guaranty Parties (together, "INVESTMENTS") except for:

          (a) Investments held by a Guaranty Party or its Subsidiaries in the form of cash equivalents or short term marketable securities;

          (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business of a Guaranty Party or its Subsidiaries;

          (c) Investments not otherwise prohibited by this Agreement or any of the other Operative Agreements by a Guaranty Party or its Subsidiaries in a Guaranty Party (other than Mail-Well) or its Subsidiaries;

          (d) extensions of credit by a Guaranty Party or its Subsidiaries to any of their respective Wholly Owned Subsidiaries, or by any of such Wholly Owned Subsidiaries to another such Wholly Owned Subsidiary;

          (e)  Investments not otherwise permitted pursuant to subsections (a),
     (b), (c) or (d) of this Section in, or acquisitions of, Persons or the assets of Persons engaged in other lines of business substantially similar or related to the lines of business of the Lessee or its Subsidiaries, PROVIDED that at the time of any such Investment or acquisition and at the time that the Lessee, or any Subsidiary incurs any Contractual Obligation with respect to any such Investment or acquisition:

                                      -14-
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MW 1997-1 Trust                                              Guaranty Agreement


          (i) no Default or Event of Default shall have occurred and be continuing or result therefrom; and

          (ii) recalculations are made by the Lessee (based on audited financial statements (or unaudited financial statements in the case of acquired entities which are divisions of public companies with audited consolidated financial statements) from the acquired entities confirming the historical results with adjustments to exclude certain non-recurring expenses (such as owners' salaries) of the acquired company as determined by the Lessor Trustee) of compliance with the covenants contained in Section 5.13, 5.14 and 5.15 for the calculation period on a pro forma basis as if the respective acquisition had occurred on the first day of such calculation period, and such recalculations shall show that all such covenants would have been complied with throughout the calculation period if the acquisition had occurred on the first day of such calculation period.

          (f) Investments constituting Permitted Swap Obligations or payments or advances under Swap Contracts relating to Permitted Swap Obligations; and

          (g) additional Investments after the Closing Date not to exceed, on any date of determination, an amount equal to $40,000,000 plus 50% of the increase in the Consolidated Net Worth of the Lessee and its Subsidiaries from December 31, 1997 to the last day of the fiscal quarter of the Lessee then ended for which financial statements have been delivered to the Lessor Trustee; PROVIDED that no Default or Event of Default shall have occurred and be continuing or result therefrom.

     SECTION 5.5. LIMITATION ON INDEBTEDNESS. The Guaranty Parties (other than Mail-Well) shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

          (a)  Indebtedness incurred pursuant to the Operative Agreements;

          (b)  Indebtedness existing on the Closing Date and set forth in
     Schedule 5.5(b) and any extensions and renewals of such Indebtedness on terms otherwise permitted pursuant to this Agreement, so long as the principal amount is not increased, additional collateral is not given and unsecured Indebtedness is not made secured Indebtedness;

          (c) Indebtedness secured by Liens permitted by Section 5.1(j) in an aggregate amount outstanding not to exceed $15,000,000;

          (d) Indebtedness owing by any Guaranty Party to any other Guaranty Party (other than Mail-Well) (including Intercompany Subordinated Debt) that is not otherwise prohibited by this Agreement or any of the other Operative Agreements;

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MW 1997-1 Trust                                              Guaranty Agreement


          (e) Indebtedness arising as a consequence of Investments permitted pursuant to Section 5.4(d);

          (f) Indebtedness of the Lessee and its Subsidiaries owing under the Senior Subordinated Note Documents;

          (g)  Indebtedness owing under the Accounts Receivable
     Securitization Facility Documents and permitted under Section 5.2(c);

          (h) Indebtedness incurred pursuant to the Credit Facility Documents in an aggregate amount not to exceed $300,000,000; and Indebtedness incurred pursuant to the Equipment Lease Facility Documents, PROVIDED THAT the aggregate amount of all Indebtedness incurred pursuant to the Equipment Lease Facility Documents and all Indebtedness permitted under Section 5.6(a) does not exceed $60,000,000;

          (i) liabilities of the Lessee in respect of unfunded vested benefits under any Plan to the extent that the existence of such liabilities will not constitute, cause or result in a Default or Event of Default;

          (j) Indebtedness owing under any seller financing arrangements to the extent otherwise permitted under Sections 5.1 and 5.8; and

          (k) additional unsecured Indebtedness, so long as no Default or Event of Default exists or arises as a result of borrowing thereunder.

     SECTION 5.6. TRANSACTIONS WITH AFFILIATES. The Guaranty Parties (other than Mail-Well) shall not, and shall not suffer or permit any of their Subsidiaries to, enter into any transaction with any Affiliate of such Guaranty Party, except upon fair and reasonable terms no less favorable to such Guaranty Party or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of such Guaranty Party or such Subsidiary.

     SECTION 5.7. USE OF PROCEEDS. The Lessee shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Advances, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Lessee or any Subsidiary or others incurred to purchase or carry Margin Stock, or (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock.

     SECTION 5.8. CONTINGENT OBLIGATIONS. The Guaranty Parties (other than Mail-Well) shall not, and shall not suffer or permit any Subsidiary of a Guaranty Party to, create, incur, assume or suffer to exist any Contingent Obligations except:

          (a) endorsements for collection or deposit in the ordinary course of business;

          (b)  Permitted Swap Obligations;

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MW 1997-1 Trust                                              Guaranty Agreement


          (c) Guaranty Obligations of the Guaranty Parties incurred with respect to any Indebtedness of any other Guaranty Party or its Subsidiaries, PROVIDED THAT such Guaranty Obligation is otherwise permitted under Section 5.5;

          (d) Contingent Obligations with respect to Surety Instruments incurred in the ordinary course of business and which otherwise constitute Indebtedness permitted pursuant to Section 5.5; and

          (e) Guaranty Obligations incurred in the ordinary course of business which otherwise constitute Indebtedness permitted pursuant to
     Section 5.5 and which do not exceed in aggregate principal amount $20,000,000.

     SECTION 5.9. RESTRICTED PAYMENTS. The Lessee shall not declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding; except that the Lessee may (as long as the Lessee is in PRO FORMA compliance with this Agreement):

          (a) declare and make dividend payments or other distributions payable solely in its common stock;

          (b) purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock;

          (c) declare or pay cash dividends to its stockholders and purchase, redeem or otherwise acquire shares of its capital stock or warrants, rights or options to acquire any such shares for cash, PROVIDED that, immediately after giving effect to such proposed action, no Default or Event of Default would exist; and

          (d) declare or pay cash dividends to pay its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses.

     SECTION 5.10. ERISA. The Guaranty Parties (other than Mail-Well) shall not, and shall not suffer or permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan; (b) cause or permit any Plan which is qualified under subsection 401(a) of the Code to lose such qualification; or (c) fail to make all required contributions to any Plan subject to subsection 412 of the Code; but only to the extent that any such act or failure to act, separately or together with all other such acts or failure to act, in any of the foregoing clauses (a), (b) or (c) has resulted or could reasonably be expected to result in liability of the Guaranty Parties in an aggregate amount in excess of $1,000,000; or (d) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

                                      -17-
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MW 1997-1 Trust                                              Guaranty Agreement


     SECTION 5.11.  CHANGE IN BUSINESS.  Except as permitted pursuant to
Section 5.4, the Lessee shall not, and shall not suffer or permit any of its Subsidiaries to, engage in any material line of business substantially different from those lines of business carried on by the Lessee and its respective Subsidiaries on the date hereof, including as a consequence of any Acquisition.

     SECTION 5.12. CHANGE IN FISCAL YEAR. Mail-Well shall not change its fiscal year or the fiscal year of any of its consolidated Subsidiaries.

     SECTION 5.13. MINIMUM CONSOLIDATED NET WORTH. The Lessee shall not permit, as of the last day of any fiscal quarter of the Lessee, Consolidated Net Worth to be less than the sum of:

          (a)  85% of Consolidated Net Worth as of September 30, 1997, PLUS

          (b) 50% of Consolidated Net Income from September 30, 1997 through the end of each fiscal quarter of the Lessee thereafter, determined quarterly on a consolidated basis and not reduced by any Consolidated Net Loss, PLUS

          (c) 75% of the Net Securities Proceeds arising on or after September 30, 1997 to the date of determination.

As used herein, "NET SECURITIES PROCEEDS" means, with respect to any sale or issuance of equity securities (whether common or preferred, options, warrant or capital appreciation rights, but excluding any sales or issuances of stock pursuant to employee stock purchase plans, employee stock option plans or other employee benefit plans), the excess of (A) the gross cash and, to the extent acceptable to the Lessor Trustee and the Certificate Holders, noncash proceeds received or receivable by the Lessee or any of its Subsidiaries from such disposition MINUS (B) the sum of (i) all reasonable Attorney Costs and underwriting and accounting fees and disbursements and government fees actually paid (or reasonably expected to be paid during the fiscal year of the Lessee in which such sale or issuance occurs) in connection with such sale or issuance which are not payable to Lessee or to any Affiliate of Lessee or any of its Subsidiaries; and (ii) all taxes actually paid in connection with such sale or issuance.

     SECTION 5.14. MAXIMUM LEVERAGE RATIO. The Lessee shall not permit, as of the last day of any fiscal quarter of the Lessee, the Leverage Ratio to exceed 3.75 to 1:00; PROVIDED, HOWEVER, the Leverage Ratio shall be reduced to 3.25 to 1.00 on the earlier to occur of (a) the fourth anniversary of the Closing Date or (b) the repayment of any portion of the principal on the Intercompany Subordinated Debt or the making of any restricted payment permitted pursuant to Section 5.9 (other than restricted payments pursuant to clause (d) thereof).

     SECTION 5.15. MINIMUM INTEREST COVERAGE RATIO. The Lessee shall not permit, as of the last day of any fiscal quarter of the Lessee, the ratio of
(a) EBIT, measured for the period consisting of the four consecutive fiscal quarters of the Lessee ending on such day, to

                                      -18-
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MW 1997-1 Trust                                              Guaranty Agreement


(b) the sum of Interest Expense, measured for such period, which were deductible in determining Consolidated Net Income or Consolidated Net Loss for such period, to be less than 2.00 to 1.00. For purposes of calculating compliance with this Section 5.15, amounts that would be included in either EBIT or Interest Expense on account of any Acquisitions made by any of the Lessee or its Subsidiaries after September 30, 1997 will be excluded unless the Lesser Trustee and the Certificate Holders have been provided with independent verification of such historical results.

     SECTION 5.16. LIMITATION ON MODIFICATIONS OF SENIOR SUBORDINATED NOTES; MODIFICATION OF CERTIFICATE OF INCORPORATION, BY-LAWS AND CERTAIN OTHER AGREEMENTS; ETC. The Lessee shall not and shall not permit any of its Subsidiaries to (i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of, any Senior Subordinated Notes (other than such payments which are funded by equity contributions from Mail-Well) or amend or modify, or permit the amendment or modification of, any provision of the Senior Subordinated Notes or any agreement (including, without limitation, any Senior Subordinated Note Document) relating thereto, (ii) amend, modify or change the Equipment Lease Facility Documents, the Credit Facility Documents or the Accounts Receivable Securitization Facility Documents or
(iii) amend, modify or change its Certificate of Incorporation (including without limitation, by the filing or modification of any certificate of designation) or By-Laws, other than any amendments, modifications or changes pursuant to this clause (iii) which do not in any way adversely affect the interest of the Certificate Holders.

     SECTION 5.17. LIMITATION ON CERTAIN RESTRICTIONS ON SUBSIDIARIES. The Lessee will not and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary which is not a Material Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Lessee or any of its Subsidiaries, or pay any Indebtedness owed to the Lessee or any Subsidiary of the Lessee, (b) make loans or advances to the Lessee for any Subsidiary of the Lessee or (c) transfer any of its properties or assets to the Lessee, except for such encumbrances or restrictions existing under or by reason of (i) Applicable Law, (ii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Lessee or a Subsidiary of the Lessee and (iii) customary provisions restricting assignment of any licensing agreement entered into by the Lessee or a Subsidiary of the Lessee in the ordinary course of business.

SECTION 6.  DEFINITIONS.

     SECTION 6.1. DEFINITIONS. For purposes of this Agreement the following terms shall have the respective meanings assigned thereto:

          "ACCOUNTS RECEIVABLE SECURITIZATION FACILITY DOCUMENTS" means that certain (a) Pooling and Servicing Agreement dated as of November 15, 1996, among MTRC, the Lessee and Norwest Bank Colorado, National Association ("NORWEST"), as Trustee, (b)

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MW 1997-1 Trust                                              Guaranty Agreement


Series 1996-1 Supplement to Pooling and Servicing Agreement dated as of November 15, 1996, among MTRC, the Lessee and Norwest, as Trustee, (c) Series 1996-1 Asset Purchase Agreement dated as of November 15, 1996, among Corporate Receivables Corporation, the "Liquidity Providers" specified therein, Citicorp North America, Inc., Banque Paribas, New York Branch and Norwest, as Trustee, (d) Series 1996-1 Certificate Purchase Agreement dated as of November 15, 1996, among MTRC, Corporate Receivables Corporation, Norwest, as Trustee, and the Lessee, (e) Purchase and Contribution Agreement dated as of November 15, 1996, between the Lessee, Wisco Envelope Corp., Pavey Envelope and Tag Corp., Mail-Well West, Inc., Wisco II, L.L.C., Mail-Well Canada Holdings, Inc., Graphic Arts Center, Inc., Wisco III, L.L.C., Supremex Inc., Innova Envelope Inc. and MTRC, (f) Accounts Receivable Securitization Facility Intercreditor Agreement, and (g) any and all agreements, documents and instruments executed or delivered pursuant to or in connection with the agreements referred to in clauses (a) through (f) preceding.

          "ACQUISITION" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, (c) the power to elect, appoint, or cause the election or appointment of at least a majority of the members of the board of directors or similar governing body of such Person, or (d) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) PROVIDED that the Lessee or its Subsidiary is the surviving entity.

          "ATTORNEY COSTS" means and includes all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

          "CHANGE OF CONTROL" means the occurrence of either of the following: (a) any "person" or "group" (as such terms are used in subsections 13(d) and 14(d) of the Exchange Act and the regulations thereunder), is or becomes the "beneficial owner" (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 30% or more of the then outstanding voting capital stock of the Lessee, (b) the Continuing Directors shall cease to constitute at least a majority of the directors constituting the board of directors of the Lessee.

          "COMPLIANCE CERTIFICATE" means a certificate of Mail-Well setting forth (i) the information (including detailed calculations) required in order to establish whether the Lessee was in compliance with the requirements of
Section 5.3 through 5.15, exclusively during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and (ii) a statement that such officer has reviewed the relevant terms of the Lease

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MW 1997-1 Trust                                              Guaranty Agreement

and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of Mail-Well and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Mail-Well and its Subsidiaries shall have taken or propose to take with respect thereto.

          "CONSOLIDATED FUNDED DEBT" means, as of any date of determination, all Funded Debt of the Lessee and its Subsidiaries, determined on a consolidated basis eliminating intercompany items.

          "CONSOLIDATED NET INCOME" and "CONSOLIDATED NET LOSS" mean, respectively, for any period, the aggregate net income or loss for such period of the Lessee and its Subsidiaries on a consolidated basis but without giving effect to any extraordinary noncash items; PROVIDED that, recalculations are made by the Lessee (based on audited financial statements (or unaudited financial statements in the case of acquired entities which are divisions of public companies with audited consolidated financial statements) of acquired entities confirming the historical results for the net income or loss of such entities with adjustments to exclude certain non-recurring expenses (such as owner's salaries) of the acquired entity as determined by the Lessor Trustee) of compliance with the covenants contained in Section 5.13, 5.14 and 5.15 for the calculation period on a PRO FORMA basis as if the respective acquisition had occurred on the first day of such calculation period.

          "CONSOLIDATED NET WORTH" means, as of any date of determination, Consolidated Total Assets MINUS Consolidated Total Liabilities.

          "CONSOLIDATED TOTAL ASSETS" means, as of any date of determination, the total assets of the Lessee and its Subsidiaries on a consolidated basis.

          "CONSOLIDATED TOTAL LIABILITIES" means, as of any date of determination, the total liabilities of the Lessee and its Subsidiaries on a consolidated basis.

          "CONTINGENT OBLIGATION" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "PRIMARY OBLIGATIONS") of another Person (the "PRIMARY OBLIGOR"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss

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in respect thereof (each, a "GUARANTY OBLIGATION"); (b) with respect to any
Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered; or (d) in respect of any Swap Contract. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations other than in respect of Swap Contracts, shall be equal to the maximum reasonably anticipated liability in respect thereof and, in the case of Contingent Obligations in respect of Swap Contracts, shall be equal to the Swap Termination Value.

          "CONTINUING DIRECTORS" means, as of any date, the collective reference to all members of the board of directors of the Lessee as of December 31, 1997 and those members who assumed office after such date and whose appointment or nomination for election by the Lessee's shareholders was approved by a vote of at least 50% of the Continuing Directors in office immediately prior to such appointment or nomination.

          "CONTRACTUAL OBLIGATIONS" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

          "CREDIT FACILITY DOCUMENTS" means (i) the Credit Agreement to be entered into among the Guaranty Parties, Bank of America National Trust and Savings Association, as Administrative Agent, the Documentation Agent and Co-Agents specified therein, and the Banks (as defined therein), and (ii) the other Loan Documents, as specified therein, pursuant to which such Banks shall provide a revolving loan to the Lessee and certain letters of credit as described therein.

          "EBIT" means, for any period, Consolidated Net Income or Consolidated Net Loss, as the case may be, for such period, PLUS the sum of
(a) Interest Expense, and (b) income tax expense, which were deductible in determining Consolidated Net Income or Consolidated Net Loss of the Lessee and its Subsidiaries on a consolidated basis for such period.

          "EBITDA" means, for any period, EBIT for such period, PLUS the sum of (a) depreciation expense, (b) amortization expense and (c) noncash items, which were deductible in determining Consolidated Net Income or Consolidated Net Loss of the Lessee and its Subsidiaries on a consolidated basis for such period.

          "ENVIRONMENTAL LAWS" means all federal, state, local or foreign laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative

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MW 1997-1 Trust                                              Guaranty Agreement

orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

          "EQUIPMENT LEASE FACILITY DOCUMENTS" means equipment lease documents for additional equipment leases which are otherwise permitted hereunder.

          "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with the Lessee or any Subsidiary of the Lessee with the meaning of subsection 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

          "ERISA EVENT" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Lessee or any Subsidiary of the Lessee or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Lessee or any Subsidiary of the Lessee or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under
Section 4007 of ERISA, upon the Lessee or any Subsidiary of the Lessee or any ERISA Affiliate.

          "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

          "FUNDED DEBT" of any Person means, as of the end of each fiscal quarter of such Person, (a) all Indebtedness of such Person for borrowed money; (b) all noncontingent reimbursement or payment obligations of such Person with respect to Surety Instruments; (c) all obligations with respect to capital and off-balance sheet leases (including, without limitation, the Lease Balance); (d) the current portion of all obligations of such Person arising with respect to preferred stock that is mandatorily redeemable by such Person; (e) all indebtedness referred to in clauses (a) through (d) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (f) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (d); and (g) all Indebtedness in excess of $100,000,000 in connection with the Accounts Receivables Securitization Facility Documents.

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MW 1997-1 Trust                                              Guaranty Agreement

          "GUARANTY OBLIGATION" has the meaning specified in the definition of "Contingent Obligation."

          "GUARANTY PARTY" means the Guarantors and the Lessee.

          "INDEBTEDNESS" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all noncontingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to capital leases; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (h) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

          For all purposes of this Agreement, the Indebtedness of any Person shall include all recourse Indebtedness of any partnership or joint venture or limited liability company in which such Person is a general partner or a joint venturer or a member.

          "INTERCOMPANY SUBORDINATED DEBT" means intercompany indebtedness of the Lessee to Mail-Well in the amount of $150,000,000 on terms and conditions satisfactory to the Lessee, the Lessor Trustee and the Certificate Holders.

          "LEVERAGE RATIO" means, as of any date of determination, the ratio of (a) Consolidated Funded Debt to (b) EBITDA for the period of four consecutive fiscal quarters of the Lessee ending on such date.

          "MARGIN STOCK" means "margin stock" as such term is defined in Regulation G, T, U or X of the FRB.

          "MTRC" means Mail-Well Trade Receivables Corporation.

          "PENSION PLAN" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Lessee or any Subsidiary of the Lessee or any ERISA Affiliate sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 406(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

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MW 1997-1 Trust                                              Guaranty Agreement

          "PERMITTED SWAP OBLIGATIONS" means all obligations (contingent or otherwise) of any Guaranty Party or any Subsidiary existing or arising under Swap Contracts, PROVIDED that each of the following criteria is satisfied:
(a) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a "market view"; and (b) such Swap Contracts do not contain (i) any provision ("walk-away" provision) exonerating the nondefaulting party from its obligation to make payments on outstanding transactions to the defaulting party, or (ii) any provision creating or permitting the declaration of an event of default, termination event or similar event upon the occurrence of an Event of Default hereunder (other than an Event of Default under Section 16.1(a)).

          "REPORTABLE EVENT" means, any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event of which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

          "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

          "SENIOR SUBORDINATED NOTE DOCUMENTS" means the Senior Subordinated Notes, the Senior Subordinated Note Indenture and all other documents executed and delivered with respect to the Senior Subordinated Notes or Senior Subordinated Note Indenture.

          "SENIOR SUBORDINATED NOTE INDENTURE" means the Indenture dated as of February 24, 1994 between Mail-Well, Pavey Envelope and Tag Corp. and Shawmut Bank, National Association.

          "SENIOR SUBORDINATED NOTES" means Mail-Well's (i) 10 1/2% Senior Subordinated Notes due 2004 and (ii) 10 1/2% Series B Senior Subordinated Notes due 2004, issued pursuant to the Senior Subordinated Note Indenture.

          "SURETY INSTRUMENTS" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

          "SWAP CONTRACT" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

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MW 1997-1 Trust                                              Guaranty Agreement

          "SWAP TERMINATION VALUE" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and
(b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Certificate Holder).

          "UNFUNDED PENSION LIABILITY" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

          "WHOLLY OWNED SUBSIDIARY" means any corporation in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Lessee or any Subsidiary of the Lessee, or by one or more of the other Wholly Owned Subsidiaries, or both.

     SECTION 6.2.  INTERPRETATION.  Unless the context otherwise requires,
(i) references to Agreements shall be deemed to mean and include such Agreements as the same may be amended and supplemented from time to time, and
(ii) references to parties to Agreements shall be deemed to include the successors and permitted assigns of such parties.

     SECTION 6.3. ACCOUNTING PRINCIPLES. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP; PROVIDED, THAT if any change in GAAP results in a change in the operation or calculation of any of Sections 5.13, 5.14, or 5.15 or any of the defined terms used therein, the Lessee shall promptly notify the Lessor Trustee thereof and, upon notice to the Lessee by the Lessor Trustee on behalf of the Certificate Holders, compliance with any such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn upon instruction from the Certificate Holders or such covenant is amended in a manner satisfactory to the Lessee and the Certificate Holders.

SECTION 7.  REPRESENTATIONS AND WARRANTIES OF GUARANTORS.

     Each Guarantor hereby represents and warrants as follows:

          (a) Such Guarantor and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which failure to be so qualified would have a

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MW 1997-1 Trust                                              Guaranty Agreement

     materially adverse effect on such Guarantor's and Subsidiaries' business or, in the case of such Guarantor, the performance of its obligations under this Agreement, and has full corporate power and authority and all necessary licenses and permits to carry on its present business and operations, to own or lease its Properties and, in the case of such Guarantor, to enter into and perform its obligations under this Agreement.

          (b) This Agreement has been duly authorized, executed and delivered by such Guarantor and constitutes the legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms.

          (c) The execution and delivery of this Agreement and compliance by such Guarantor with all of the provisions thereof do not and will not contravene any law, governmental rule or regulation or any order of any court or governmental authority or agency applicable to or binding on such Guarantor or contravene the provisions of, or constitute a default under, or result in the creation of any Lien upon the Property of such Guarantor under, its Articles of Incorporation or Certificate of Incorporation, as the case may be, or By-laws or any indenture, mortgage, contract or other agreement or instrument to which such Guarantor is a party or by which it or any of its Properties may be bound or affected.

          (d) There are no proceedings pending or, to the knowledge of such Guarantor, threatened, and to the knowledge of such Guarantor there is no existing basis for any such proceedings, against or affecting such Guarantor or any of its Subsidiaries in any court or before any governmental authority or arbitration board or tribunal which, if adversely determined, might individually or in the aggregate materially and adversely affect the Properties, business, profits or condition (financial or otherwise) of such Guarantor or its Subsidiaries or impair the ability of such Guarantor to perform its obligations under this Agreement. Such Guarantor is not in default with respect to any order of any court or governmental authority or arbitration board or tribunal.

          (e) Neither the nature of such Guarantor, or of any of its businesses or Properties, nor any relationship between such Guarantor and any other Person, nor any circumstance in connection with the execution and delivery of this Agreement, nor the consummation of any of the transactions by such Guarantor contemplated by this Agreement, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of such Guarantor in connection with the execution, delivery and performance of this Agreement.

          (f) Neither such Guarantor nor any of its Subsidiaries is or, but for the passage of time, will be in violation in any material respect of any term of any charter instrument, by-law or other material agreement or instrument to which it is a party or by which it may be bound. Such Guarantor and each of its Subsidiaries is in compliance with all laws, ordinances, governmental rules and regulations to which it is subject, the failure to comply with which would have a material and adverse effect on

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MW 1997-1 Trust                                              Guaranty Agreement

     its operations or condition, financial or otherwise, or would impair the ability of such Guarantor to perform its obligations under this Agreement, and has obtained all licenses, permits, franchises and other governmental authorizations material to the conduct of its business.

          (g) The consolidated financial statements provided to the Trust Certificate Purchasers by Mail-Well, and the related consolidated statements of income and retained earnings, were prepared in accordance with GAAP and fairly present the consolidated financial condition of Mail-Well with respect to its assets, liabilities, and operations. Mail-Well has no contingent liabilities for Taxes, unusual forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments which could have a Material Adverse Effect on it or any of its Subsidiaries. No event has caused a Material Adverse Effect on Mail-Well or any of its Subsidiaries since the date of the audited financial statements last delivered to the Trust Certificate Purchasers.

          (h)  The representations and warranties of the Lessee contained in
     Section 3.2 of the Participation Agreement are true and correct.

SECTION 8.  MISCELLANEOUS.

     SECTION 8.1. ACTIONS AND PROCEEDINGS. Any legal action or proceeding against any Guaranty Party with respect to this Agreement may be brought in such of the courts of competent jurisdiction of the State of New York in the City of New York or in the United States District Court for the Southern District of New York as the Lessor Trustee, any Certificate Holder or their respective successors and assigns, as the case may be, may elect, and by execution and delivery of this Agreement each Guaranty Party irrevocably submits to the nonexclusive jurisdiction of such courts for purposes of legal actions and proceedings hereunder and, in the case of any such legal action or proceeding brought in the above-named New York courts, hereby irrevocably consents, during such time, to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered mail, postage prepaid, to such Guaranty Party at its address as provided in Section 8.8 hereof, or by any other means permitted by Applicable Law. If it becomes necessary for the purpose of service of process out of any such courts, each Guaranty Party shall take all such action as may be required to authorize a special agent to receive, for and on behalf of it, service of process in any such legal action or proceeding, and shall take all such action as may be necessary to continue said appointment in full force and effect so that such Guaranty Party will at all times have an agent for service of process for the above-purposes in New York, New York. To the extent permitted by law, final judgment (a certified copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness of each Guaranty Party to the Lessor Trustee or any Certificate Holder, as the case may be) against such Guaranty Party in any such legal action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on an unsatisfied judgment. Each Guaranty Party hereby irrevocably waives and agrees not to assert, by way of motion, as a defense, or otherwise, in any legal action or proceeding brought hereunder in any of the above-named courts, (i) that it or any of its property is

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MW 1997-1 Trust                                              Guaranty Agreement

immune from the above described legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, or otherwise), (ii) that such action or proceeding is brought in an inconvenient forum, that venue for the action or proceeding is improper or that this Agreement or any other Operative Agreement may not be enforced in or by such courts, or (iii) any defense that would hinder or delay the levy, execution or collection of any amount to which any party hereto is entitled pursuant to a final judgment of any court having jurisdiction. Nothing in these provisions shall limit any right of the Lessor Trustee or any Certificate Holder to bring actions, suits or proceedings in the courts of any other jurisdiction.

     SECTION 8.2. BINDING EFFECT. This Agreement and every part hereof shall be binding upon each Guaranty Party and its successors and assigns, and shall inure to the benefit of, and to the extent provided herein shall be directly enforceable by, the Lessor Trustee and each Certificate Holder and their respective successors and assigns.

     SECTION 8.3. WAIVERS; CUMULATIVE EFFECT. A waiver by the Lessor Trustee or any Certificate Holder of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Lessor Trustee or such Certificate Holder would otherwise have had on any future occasion with regard to any subsequent breach. No failure to exercise nor any delay in exercising on the part of the Lessor Trustee or any Certificate Holder any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singlely or concurrently, and are not exclusive of any rights and remedies provided by law.

     SECTION 8.4. AMENDMENTS; WAIVERS. None of the terms or provisions of this Agreement may be amended, waived, altered, modified or terminated except by an instrument in writing signed by all parties hereto. The invalidity, illegality or unenforceability of any provision of this Agreement shall not affect the validity, legality or enforceability of any other provision of this Agreement.

     SECTION 8.5. SECTION HEADINGS. The section headings in this Agreement are for convenience of reference only and shall neither be deemed to be a part of this Agreement nor modify, define, expand or limit any of the terms or provisions hereof. All references herein to numbered sections, unless otherwise indicated, are to sections of this Agreement.

     SECTION 8.6. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or any provision in any other Operative Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 8.7. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All warranties, representations and covenants made by any Guaranty Party herein, in the Lease or in any

MW 1997-1 Trust                                              Guaranty Agreement

certificate or other instrument delivered on the Closing Date by it or on its behalf under this Agreement or any of the other Operative Agreements shall be considered to have been relied upon by the Lessor Trustee and each Certificate Holder and shall survive the execution and delivery of this Agreement, regardless of any investigation made by the Lessor Trustee or such Certificate Holder or on their behalf. All statements in any such certificate or other instrument shall constitute warranties and representations by such Guaranty Party hereunder. Except for the warranties, representations and covenants referred to above, no Guaranty Party has made any further or other warranties, representations or covenants upon which any of the parties has relied upon in entering into the transactions contemplated by the Operative Agreements.

     SECTION 8.8. NOTICES. All communications and notices required or permitted hereunder shall be given in the manner specified in Section 10.2 of the Participation Agreement and, if to any Guarantor, to such Guarantor at 23 Inverness Way East, Suite 160, Englewood, Colorado 80112, Attention:
President, Telecopy: 303-397-7400, or such other address as such Guarantor may designate by notice to the other parties duly given in accordance with this Section.

     SECTION 8.9. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 8.10. FURTHER ASSURANCES. Each Guaranty Party hereby agrees to execute and deliver all such instruments and take all such action as the Lessor Trustee or any Certificate Holder may from time to time reasonably request in order to fulfill the purposes of this Agreement.

     SECTION 8.11. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE).

MW 1997-1 Trust                                              Guaranty Agreement

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year set forth below.

GUARANTORS                             MAIL-WELL, INC.


                                       By /s/ Kevin R. Howley
                                          -----------------------------------
                                          Its Vice President-Treasurer



                                       GRAPHIC ARTS CENTER, INC.


                                       By /s/ Kevin R. Howley
                                          -----------------------------------
                                          Its Vice President-Treasurer



                                       GRIFFIN ENVELOPE INC.


                                       By /s/ Kevin R. Howley
                                          -----------------------------------
                                          Its Vice President-Treasurer



                                       MAIL-WELL WEST, INC.


                                       By /s/ Kevin R. Howley
                                          -----------------------------------
                                          Its Vice President-Treasurer

                                       MURRAY ENVELOPE CORPORATION


                                       By /s/ Kevin R. Howley
                                          -----------------------------------
                                          Its Vice President-Treasurer

MW 1997-1 Trust                                              Guaranty Agreement

                                       SHEPARD POORMAN COMMUNICATIONS
                                        CORPORATION


                                       By /s/ Kevin R. Howley
                                          -----------------------------------
                                          Its Vice President-Treasurer



                                       WISCO ENVELOPE CORP.


                                       By /s/ Kevin R. Howley
                                          -----------------------------------
                                          Its Vice President-Treasurer



                                       WISCO II, L.L.C.


                                       By /s/ Kevin R. Howley
                                          -----------------------------------
                                          Its Vice President-Treasurer



                                       WISCO III, L.L.C.


                                       By /s/ Kevin R. Howley
                                          -----------------------------------
                                          Its Vice President-Treasurer

MW 1997-1 Trust                                              Guaranty Agreement

LESSEE                                 MAIL-WELL I CORPORATION


                                       By /s/ Kevin R. Howley
                                          -----------------------------------
                                          Its Vice President-Treasurer



ORIGINAL TRUST CERTIFICATE             KEYBANK NATIONAL ASSOCIATION
 PURCHASER - SERIES A


                                       By /s/ Mark Sunderland
                                          -----------------------------------
                                          Its Vice President



ORIGINAL TRUST CERTIFICATE             KEY CORPORATE CAPITAL INC.
 PURCHASER - SERIES B


                                       By /s/ Paul M. Sciandra
                                          -----------------------------------
                                          Its Vice President



LESSOR TRUSTEE                         KEYBANK NATIONAL ASSOCIATION,
                                       individually and as trustee under a
                                       Lessor Trust Agreement dated as of
                                       December 15, 1997


                                       By /s/ Mark Sunderland
                                          -----------------------------------
                                          Its Vice President